Exhibit 10.27

SOFTWARE LICENSE AGREEMENT

This SOFTWARE LICENSE AGREEMENT (“Agreement”), made as of the 3rd day of October, 2002 by and between Galileo International, L.L.C., a Delaware limited liability company with its address at 1 Campus Drive, Parsippany, New Jersey (“Galileo”) and ITA Software, Inc., a Delaware corporation with its address at 141 Portland Street, 7th Floor, Cambridge, MA 02139 (“ITA”).

WHEREAS, ITA has developed a software product known as “ITA Travel Planning Software” (as further defined below, the “Licensed Software”), which has a capability to search, select, sort and price air fares and determine seat availability; and

WHEREAS, Galileo operates global electronic distribution systems for the travel industry, that, among other things, provide low-airfare searching to travel agents, web sites, airlines, corporate travel departments, and their respective customers; and

WHEREAS, Galileo wishes to license the Licensed Software for use within its business so as to provide low-airfare searching services to its customers; and

WHEREAS, Galileo wishes ITA to furnish services relating to operation and/or maintenance of the Licensed Software and to supply and management of data for the Licensed Software (provided that Galileo may also determine in the future to assume from ITA responsibility for operating the Licensed Software);

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1.             DEFINITIONS

(a)           “Acceptance Date” means, with respect to any Version of the Licensed Software, the date when such Version is accepted pursuant to the provisions of Section 4.

(b)  “Affiliate” of a party means an individual, corporation, partnership, association, limited liability company or business that directly or indirectly controls, is under common control with, or is controlled by such party. For purposes of this definition, “controls,” “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or otherwise. The term “Affiliate” shall also include any unconsolidated special-purpose entities created by Cendant Corporation (“Cendant”) or any of its subsidiaries, and/or independent persons or entities, in which Cendant owns (or would own if Cendant were to convert any convertible securities that Cendant owns) more than twenty-five percent (25%) of the outstanding common stock (or equivalent).

(c) “Airline” means an air carrier or a foreign air carrier (each as defined in the United States Federal Aviation Act of 1958, as amended).

(d)           (***)

(e)           “CPI Increase” means the increase in the Consumer Price Index – All Items (as reported in the Wall Street Journal) from a base of September, 2002 through September of the year in which such increase is applied; provided that in the event a CPI Increase is applied to a partial year, the increase will be prorated.

(f)            “Documentation” means functional specifications, user manuals and similar written materials relating to the use of the Licensed Software by Galileo that describes the function and use of the License Software in sufficient detail to permit use of the Licensed Software by a programmer reasonably skilled in the art, current versions of which are found at http://doc.itasoftware.com.

(g)           “Domestic Version” means a version of the Licensed Software which is capable of processing low-fare searching and pricing queries that comprise origins and destinations within the United States, Canada and Puerto Rico.

(h)           “Galileo System” means the computerized global electronic distribution systems operated by Galileo for providing information and reservation booking services to the travel industry, including the collection, storage, processing, communication, display and distribution of information regarding travel-related products and services.

(i)            “Insolvency Event”, with respect to either party, means any of the following: (i) such party at any time ceases to conduct business in the ordinary course; (ii) such party files a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; or (iii) such party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

(j)            “International Use” means Galileo’s use of the International Version of the Licensed Software for the purpose of serving Online Users (***).

(k)           “International Version” means a version of the Licensed Software which is capable of processing low-fare searching and pricing queries that comprise origins and/or destinations outside the United States, Canada and Puerto Rico.

(l)            “License Fee Commencement Date” means the earlier of (i) the Acceptance Date for the Online Use or (ii) September 15, 2002.

(m)          “License Month” means (i) in the case of the first License Month, the period beginning on the License Fee Commencement Date and ending on the last day of the calendar month following that in which the License Fee Commencement Date occurs; and (ii) in the case of all subsequent License Months, each successive calendar month during the license term.

(n)           “License Year” means (i) in the case of the first License Year, the period beginning on the License Fee Commencement Date and ending on the one-year anniversary of the last day of the calendar month within which the License Fee Commencement Date occurs; and (ii) in the case of all subsequent License Years, the successive one-year periods beginning on the first day following the end of the preceding License Year.

(o)           “Licensed Software” means ITA’s Air Travel Planning software product and related software products, as described in Exhibit A, and any Upgrade Releases, Enhancements, or Customization provided hereunder or under the SLA.

(p)           (***)

(q)           (***)

(r)            (***)

(s)           “Online License Fee” has the meaning set forth in Section 6(a).

(t)            “Online Use” means Galileo’s use of the Licensed Software for the purpose of serving Online Users.

(u)           “Online Users” means (i) end users of air travel-related services (i.e., persons planning travel for their own use, who are not in the business of providing such planning services to others) who gain access to the Galileo System or other travel booking services of Galileo and/or its Affiliates over the World Wide Web through web sites and/or travel booking applications operated by travel agents (including www.trip.com and www.cheaptickets.com), corporations, Galileo, affiliates of Galileo, and/or other individuals or entities that use or provide travel-planning services to end users over the World Wide Web and (ii) (***). Galileo agrees to notify ITA from time to time of those individuals and entities to which it has made the Licensed Software available for use by Online Users, and all PNRs created in the Galileo System by such Online Users of such individuals and entities will be subject to the Online License Fee set forth in Section 6(a)(i), regardless of whether the functionality of the Licensed Software is made available in any particular transaction to any such Online User. If a travel agent (or other individual and entity providing travel planning services over the World Wide Web) is also an (***), its (***) and online activities will be governed by the applicable provisions of this Agreement relating to (***) and Online Users, respectively.

(v)           “PNR” means a passenger name record created in the Galileo System resulting from the use of the Licensed Software by Online Users and/or (***), as applicable, that includes one or more Airline travel segments, whether or not it is subsequently cancelled.

(w)          “SLA” means the Maintenance, Data and Operations Service Level Agreement dated the date hereof and executed by the parties.

(x)            “SOW” has the meaning set forth in Section 3(a).

(y)           “Upgrade Releases” shall have the meaning set forth in the SLA.

(z)            “Version” means, as the case may be, the Domestic Version or the International Version.

2.             LICENSE GRANT

(a)           License Grant. ITA hereby grants to Galileo a worldwide, non-exclusive, irrevocable (except as expressly provided herein) license during the term of this Agreement to use, perform and display the Licensed Software and Documentation for the purpose set forth in the following sentence, in accordance with the other terms of this Agreement. Galileo may use the Licensed Software solely for the purpose of providing travel planning services (i.e., in response to a query, searching for airfares by generating, sorting, pricing and then selecting airline itineraries and, in connection therewith, determining availability of selected flights, classes of service and booking codes) to Online Users and (***). Galileo may use the Licensed Software in conjunction with other software of Galileo or of third parties, provided that no warranties of ITA hereunder shall extend to any such Galileo- or third-party-provided software or to any problems that are caused by such software or by the interface between the Licensed Software and such software. Galileo shall have the right to make as many copies of the Licensed Software and Documentation as it may need for archival purposes and, if it elects to operate the Licensed Software, for operating the Licensed Software. Galileo shall have the right to utilize one or more third-parties to provide managed hosting services in connection with its operation of the Licensed Software.

(b)           Restrictions.

(i)    Except as provided in Section 16(g), Galileo shall not have the right to sublicense or transfer the Licensed Software; provided that Galileo may permit the Licensed Software to be used or operated on its behalf by an Affiliate engaged in the business of providing travel planning services, subject to all the other terms and restrictions of this Agreement.

(ii)   Galileo agrees that it shall not reverse engineer, disassemble, decompile, modify (except under the conditions specified herein), or profile the Licensed Software for any purpose whatsoever, nor will Galileo implement or permit procedures such as “portscans”, “tiger attacks” or other techniques designed to gain access to the Licensed Software (or to computers running the Licensed Software) which have not been specifically authorized by ITA.

(iii)  Except as expressly set forth in this Agreement, and excluding Galileo Created Software (as defined in Section 5(b)), Galileo shall not have any right to make, prepare or produce derivative works of the Licensed Software, other than in the event that the source code for the Licensed Software is released to Galileo pursuant to Section 11(b)(iii).

(iv)  Neither Galileo nor any Affiliate of Galileo (for purposes of this subsection, as defined below) shall (i) license or sublicense the Licensed Software, for Low Fare Searching or Guaranteed Fare Pricing (as defined below), to any CRS Entity (as defined below), (ii) sell Transactions (as defined below) to or otherwise perform Transactions for any CRS Entity, or (iii) provide Low Fare Searching data processed using the Licensed Software to or for any CRS Entity. However this restriction shall not be construed to prohibit Galileo from licensing its own software with fare searching, shopping, or pricing functionality to any CRS Entity or otherwise perform such functionality on behalf of any CRS Entity using Galileo’s software. The foregoing restrictions of this subsection (iv) shall be inapplicable with respect to any CRS Entity that is an Affiliate of Galileo.

As used in this subsection (iv):

“Affiliate” shall mean, when used with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this Agreement, the term “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“CRS Entity” shall mean (i) any of the computerized reservation systems providers listed at the end of this provision, or any successor in interest, assign or renaming of any such provider, (a “CRS”), (ii) any Person (as defined below) which directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any such provider, where the term “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) (a “CRS Affiliate”), or (iii) any company with which any CRS has contractual commitments for the distribution of such CRS’ products and services (a “CRS National Distribution Company”). Notwithstanding the foregoing definition, an air carrier or a foreign air carrier (each as defined in the United States Federal Aviation Act of 1958, as amended) shall not be deemed a “CRS Entity” for the purposes hereof.

“Person” shall mean any individual, corporation, partnership, limited partnership, joint venture, limited liability company, unincorporated association, government or regulatory body (or any agency or political subdivision thereof) or other entity.

“Low Fare Searching” shall mean the capability for retrieving flight information and selecting flights (which may or may not include flight connections) optimized for cost based on,

among other things, one or more of the following:  travel origin, travel destination, travel date, and/or class of service.

“Guaranteed Fare Pricing” shall mean committing to a final price with one or more travel service providers for one or more bookings, including all taxes, fees, and other charges.

“Transaction” shall mean an individual Low Fare Searching query to the Licensed Software.

ITA and Galileo expressly agree that Amadeus Development Company, S.A. (“Amadeus”) is an intended third party beneficiary of this provision and Amadeus shall have the right to enforce this provision as though it were a party hereto. Galileo acknowledges and agrees that (i) its breach of this provision would cause irreparable injury for which monetary damages are not an adequate remedy, and (ii) ITA and Amadeus shall be entitled to injunctive and other equitable relief in the event of an actual or threatened breach of this provision in addition to any other remedies that may be available.

List of CRS Entities:  Abacus, Axess, Fantasia, Gemini, Genesis, GETS, Infini, Sabre, Southern Cross, Worldspan.

(c)           Documentation. When Licensed Software (including any Upgrade Releases) is made available to Galileo, ITA shall supply, at no additional charge, such Documentation (in electronic format) as it provides to its customers generally. If Documentation is developed specifically for or at the request of Galileo, then the preparation of such Documentation shall be undertaken pursuant to an SOW. Galileo shall have the right, as part of the license granted herein, to make such additional copies of the Documentation for its own internal use as it may reasonably require.

3.             SERVICES

(a)           Statements of Work. From time to time, Galileo may request, and ITA will perform, services relating to the addition of features to the Licensed Software (“Enhancements”) or changes to the Licensed Software (“Customization”), to conform the Licensed Software to Galileo’s specific needs, policies, practices or operating environment; provided that such Enhancement and Customization relate to the use of the Licensed Software within the scope of license granted under this Agreement. ITA will, upon Galileo’s request, dedicate a certain number of its development staff to the performance of such services, as follows:  the greater of (***) full-time equivalents (FTEs) (calculated on a monthly basis), or (***)% of ITA’s development staff, except that no more than (***) FTEs shall be dedicated unless Galileo is using the Licensed Software for both Online Use and (***). Notwithstanding the foregoing, ITA will not be obligated to dedicate such resources unless for each FTE that Galileo requests ITA to dedicate, Galileo agrees to utilize (***) or more hours of development services during the succeeding twelve months (it being the parties’ intent that ITA not be required to hire personnel in order to fulfill its obligations to Galileo whom ITA is not then able to retain because Galileo’s need for such services has terminated). The provision of such services shall be governed by statements of work agreed to by both parties, a form of which is attached hereto as Exhibit B (“SOWs”).

(b)           Software Maintenance. ITA shall provide software maintenance and technical support services for the Licensed Software in accordance with the provisions of the SLA.

(c)           Operations; Data. ITA will host the operation of the Licensed Software and will provide and manage data required for the operation of the Licensed Software. The provision of such services will be governed by the SLA. Notwithstanding the foregoing, Galileo may at any time assume responsibility for hosting the operation of the Licensed Software, pursuant to the provisions of Section 7.3(b) of the SLA.

4.             DELIVERY AND ACCEPTANCE

(a)           Delivery. Prior to execution of this Agreement, ITA has made the Licensed Software as it presently exists available to Galileo for evaluation and testing and will deliver to Galileo Documentation relating thereto within 10 days of the date hereof.

(b)           Testing.

(i) Domestic Online Use. Galileo has begun, and will continue, functional and operational testing of the Domestic Version for use by Online Users. Following the execution hereof, in the event Galileo wishes ITA to continue to provide cooperation and assistance to Galileo in performing its evaluation, the parties will agree to the terms pursuant to which reasonable cooperation and assistance will be provided. Upon the execution of this Agreement, Galileo shall either (I) accept the Domestic Version; or (II) reject the Domestic Version and terminate this Agreement; or (III) accept the Domestic Version contingent on ITA’s correcting material non-conformities with the Documentation or other deficiencies reasonably identified by Galileo at the time of such notice. ITA shall have up to 60 days from the date of the notice to correct such non-conformities or deficiencies. If Galileo reasonably determines that such non-conformities or deficiencies are not corrected by the earlier of (A) 10 days after the date ITA informs Galileo that it has completed such corrections or (B) the end of such 60-day period, then Galileo shall either (I) accept the Domestic Version; or (II) reject the Domestic Version and terminate this Agreement. Galileo will not have the right to reject the Domestic Version at the end of such 60-day (or shorter) period for any reason other than ITA’s failure to correct non-conformities or deficiencies which were identified by Galileo in its notice. Acceptance of the Licensed Software does not waive Galileo’s right to receive maintenance and support hereunder and under the SLA.

(ii) (***)

(iii)  International Version. Following acceptance or rejection of the Domestic Version for (***), Galileo shall have 180 days following ITA’s delivery of the relevant Software to evaluate the International Version of the Licensed Software. In the event Galileo wishes ITA to provide cooperation and assistance to Galileo in performing its evaluation, the parties will agree to the terms pursuant to which reasonable cooperation and assistance will be provided. On or prior to the expiration of such 180-day period, Galileo shall either (I) accept the International Version of the Licensed Software or (II) reject the International Version of the Licensed Software and utilize only the Domestic Version; or (III) accept the software contingent on ITA’s correcting material non-conformities with the Documentation or other deficiencies reasonably identified by Galileo at the time of such notice. ITA shall have up to 60 days from the date of the notice to correct such non-conformities or deficiencies. If Galileo determines that such non-conformities or deficiencies are not corrected by the earlier of (A) 10 days after the date ITA informs Galileo that it has completed such corrections or (B) the end of such 60-day period, then Galileo shall either (I) accept the International Version; or (II) reject the International Version. Galileo will not have the right to reject the International Version at the end of such 60-day (or shorter) period for any reason other than ITA’s failure to correct non-conformities or deficiencies which were identified by Galileo in its notice on or prior to the expiration of such 180-day period. Acceptance of the International Version of the Licensed Software does not waive Galileo’s right to receive maintenance and support hereunder and under the SLA.

5.             OWNERSHIP OF SOFTWARE

(a)  Ownership of Licensed Software. Galileo acknowledges that ITA is the sole and exclusive owner of all rights in and to the Licensed Software and that other than the license granted hereby, no proprietary rights, including but not limited to copyrights and patents, in the Licensed Software are being transferred to Galileo. Galileo acknowledges that it has been informed by ITA that ITA does not presently develop software for the exclusive use of individual customers. In the event ITA develops software for the exclusive use of individual customers, then if Galileo has then satisfied the conditions set forth in Section 3(a), ITA and Galileo shall negotiate in good faith terms under which ITA will develop software for the exclusive use of Galileo, and any such development shall be subject to the provisions of Section 3(a).

(b)  Ownership of Galileo Created Software. For purposes hereof, “Galileo Created Software” means one or more lines of code created by Galileo to interface with the Licensed

Software. Galileo will be the sole and exclusive owner of all rights, title, and interest in and to the Galileo Created Software; provided, however, that the foregoing shall not be construed as a grant of any right, title, or interest of Galileo in or to Licensed Software except as otherwise provided herein, and shall not be deemed to expand the scope of any of the licenses granted hereunder.

6.             FEES AND EXPENSES

(a)           Online License Fee.

(i) Per-PNR License Fee. Beginning on the License Fee Commencement Date, Galileo shall pay ITA a basic license fee for the Online Use (the “Online License Fee”) which will be calculated based on the number of PNR’s created within the Galileo System resulting from the use of the Licensed Software by Online Users. The Online License Fee will be (***) per PNR, subject to the following discounts, based on the number of PNR’s created during any single License Year:

Number of PNR’s during Year	Fee per PNR

(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)
(***)	$	(***)

(***)	$	(***)

(ii) License Fee Graduated. The Online License Fee will be graduated; in other words, PNR numbers 1 through 2,000,000 will be priced at $1.00    regardless of any discounts that may apply to higher volumes.

(iii) Minimum Online License Fee. Notwithstanding the number of PNR’s, the Online License Fee will be subject to a minimum of (***) (or, if applicable, the amount determined in accordance with section 6(d)(iii)) per License Year for the Domestic Version, and an additional (***) (or, if applicable, the amount determined in accordance with section 6(d)(iv)) per License Year for the International Version if and when it is accepted by Galileo. (The minimum Online License Fee shall be prorated for any partial License Year.)  If and when Galileo begins paying the (***) provided in Section 6(b), then the minimum Online License Fee pursuant to this clause (iii) will cease to apply and Galileo will pay only the Online License Fee calculated pursuant to clause (i).

(iv) Payment Terms. Galileo shall pay the Online License Fee on a monthly basis in arrears, as follows:  Within 25 days after the end of each License Month, Galileo will certify to ITA the number of PNRs generated by Online Users during such License Month, the cumulative number of PNR’s generated by Online Users during the current License Year, and the amount of Online License Fee owed for the previous License Month, which shall be an amount equal to:

(A) the greater of:

(x) (***)

(y) (***)

less

(B) (***)

Galileo has paid to ITA a non-refundable advance in the amount of (***), which shall be applied to the Online License Fees owed until it is depleted. Thereafter, Galileo will pay ITA, simultaneously with each such certification, an amount equal to the Online License Fee due for the previous month. If at the end of any License Year the aggregate amount paid by Galileo to ITA under this Section 6 exceeds the amount owed, as calculated pursuant to subsection (a)(i), then ITA shall promptly refund such excess.

Example:

Calculation of year-to-date Online License Fee:

If at the end of the 4th License Month in a License Year the PNRs total 4,200,000, then the year-to-date Online License Fee would be (***) calculated as follows: (***)

Calculation of year-to-date Minimum Online License Fee:

If only the Domestic Version is in use, then the Minimum Online License Fee would be (***), calculated as follows: (***).

If both the Domestic Version and the International Version are in use, then the Minimum Online License Fee would be (***), calculated as follows: (***).

(*These amounts are subject to adjustment as provided in Sections 6(d)(iii) and (iv).)

Calculation of Amount Due for the License Month:

(***). In this example, if the aggregate Online License Fees previously paid in the License Year (i.e., during the first three License Months of the License Year) was (***), then the amount owed for the 4th License Month would be (***), calculated as follows: (***).

End example.

(b)           (***)

(c)           Bundled License Fee.

(i) In lieu of the foregoing Online License Fee and (***), Galileo may elect to pay a bundled fee for all components of the Licensed Software (the Online Use, (***), and the International Version), as follows:  Galileo would pay to ITA an annual base license fee for the Licensed Software in the amount of (***) (the “Annual Base License Fee”). The Annual Base License Fee will include the following uses or functionalities of the Licensed Software:  (A) the creation of up to (***) PNRs per License Year by Online Users (with additional PNRs above (***) being charged pursuant to the provisions of clause (ii) below); and (B) (***). In the event Galileo elects to pay the Annual Base License Fee, Galileo will use the Licensed Software in a manner generally consistent with its existing offline business model (measured in terms of look-to-book productivity or a similar metric, which the parties will agree at the time of election and which Galileo will implement sufficient technical capabilities to measure). (***)

In the event Galileo is not using the International Version, then the Annual Base License Fee during the first year following the License Fee Commencement Date will be reduced to (***) per License Month until the date Galileo begins using the International Version or the end of such one-year period, whichever first occurs.

(ii) Galileo will pay ITA an incremental fee of (***) per PNR for each PNR in excess of (***) PNRs created by Online Users in any License Year (the “Incremental PNR Fee”). Galileo will be required to pay the Incremental PNR Fee with respect to PNR’s in excess of the (***) on a monthly basis in arrears, as follows:  Within 30 days after the end of each License Month, Galileo will certify to ITA the number of PNRs created by Online Users during such License Month and the cumulative number of PNR’s created during the current License Year. In the event that, at the end of any License Month, the cumulative number of PNRs generated during such License Year exceeds (***) multiplied by the number of License Months then elapsed in such License Year, then Galileo will pay ITA, simultaneously with such notification, an amount equal to the number of excess PNRs multiplied by the Incremental PNR Fee.

(iii) (***)

(iv) Galileo shall have 30 days from the date it begins paying (***) pursuant to Section 6(b) to elect whether to accept the bundled pricing provided in this Section 6(c) or to continue paying the Online License Fee and the (***) pursuant to Sections 6(a) and 6(b). In addition, Galileo shall have 30 days from the date it begins using the International Version of the Licensed Software to elect whether to accept the bundled pricing provided in this Section 6(c) or to continue paying the Online License Fee and the (***) pursuant to Sections 6(a) and 6(b). Galileo shall not have the right to elect to pay the bundled license fee provided in this Section 6(c) except during the two thirty-day periods described above. In addition, Galileo’s election to pay the bundled license fee pursuant to this Section 6(c) will be irrevocable, and following its election to pay the bundled license fee, Galileo will not have the option to return to paying the Online License Fee and the (***) pursuant to Sections 6(a) and 6(b).

(d)           (***)

(e)           (***)

(f)            Services. Galileo shall pay ITA the fees set forth in the applicable SOW for any services provided pursuant to Section 3(a). Time will be billed at ITA’s then-standard rates. Presently such rates are (***) per hour for regular developers and (***) per hour for senior developers. Notwithstanding the foregoing, the rates charged for services under any SOW shall not exceed the lowest rate that ITA charges any other customer (other than one customer to which ITA is contractually obligated to charge (***) per hour for certain services, and a second customer whose rate ITA is in the process of increasing to (***)). Senior Developers are defined as those developers who have at least five years of paid professional software programming experience.

(g)           Reimbursable Costs and Expenses. Unless otherwise specified in the applicable SOW, in addition to the hourly rates described in the applicable SOW, Galileo shall pay ITA’s actual out-of-pocket expenses incurred by ITA in rendering services to Galileo hereunder, including without limitation costs of travel, provided that such expenses are incurred in accordance with Galileo’s then-current standard policy regarding such reimbursable expenses (advance notice of any modifications to which Galileo agrees to provide to ITA). ITA agrees to provide Galileo with access to such original receipts, ledgers, and other records as may be reasonably appropriate for Galileo or its accountants to verify the amount and nature of any such expenses.

(h)           Maintenance; Data; Operations. Charges relating to provision of maintenance and support of the Licensed Software, provision and management of data to the Licensed Software, and hosting and operation of the Licensed Software (such as computers, communications, facilities, monitoring, operational support and maintenance, etc.) shall be set forth in the SLA.

(i)            Invoicing. ITA shall invoice Galileo on a monthly basis for all fees and charges accruing hereunder or pursuant to an SOW, and Galileo shall pay all such invoiced amounts within thirty (30) days after receipt of invoice. Any overdue invoices will accrue interest at the rate of 12% per annum from the date due until the date actually paid. In the event of a good faith dispute as to any portion of an invoice, Galileo shall give written notice to ITA, within fourteen (14) days after receiving such invoice, stating the details of any such dispute and shall promptly pay any undisputed amount in accordance with this Agreement.

(j)            Taxes. Galileo shall be responsible for the payment of any federal, state or local sales or use taxes assessed on the Licensed Software or services provided under this Agreement; provided, however, that Galileo shall not be liable for taxes based on ITA’s income.

7.             TERM AND TERMINATION

(a)           Term of Agreement. The term of this Agreement shall commence on the date hereof, and this Agreement and the license granted to Galileo hereunder and shall terminate, if not renewed as provided below, at the end of three License Years. Thereafter, this Agreement will remain in effect for successive one-year renewal terms unless, within 90 days prior to the end of the initial term or any renewal term, Galileo notifies ITA that it does not intend to renew the license for the renewal term.

(b)           Term of SOWs. Unless specified otherwise in an SOW or earlier terminated in accordance with this Agreement, each SOW shall remain in full force and effect until expiration of this Agreement or until performance is completed and deliverables are accepted, whichever is later.

(c)           Termination for Cause by Galileo. This Agreement and the license granted hereunder may be terminated by Galileo for cause immediately by written notice in the event (i) ITA materially breaches the confidentiality obligations set forth in Section 12 so as to cause material damage to Galileo and such breach cannot be cured or is not cured within 30 days after such breach; (ii) ITA materially breaches its obligation timely to perform Maintenance Services under the SLA (as defined in the following paragraph); (iii) the Licensed Software has substantially ceased to operate (as defined in the following paragraph); (iv) ITA is unable to obtain availability data (as contemplated in Section 3 of the SLA) such that the availability information generated by the Licensed Software is substantially similar, in scope and quality, to that generated using the data currently obtained from Worldspan; (v) the cost to Galileo of availability data increases by more than the amount allowed under Section 6.2.4(e) of the SLA; or (vi) an Insolvency Event occurs with respect to ITA. In the event of termination by Galileo pursuant to this Section 7(c), ITA shall refund to Galileo any license or other fees paid by Galileo which have been paid in advance by Galileo and have not become due and payable as of the effective date of termination.

For the purposes of clause (iii) of this Section 7(c), ITA shall be deemed to have materially breached its obligation to provide Maintenance Services if, on three separate occasions during any month, or on two separate occasions during each of three different months within any twelve-month period (where, in each case, an “occasion” means a single problem or set of related problems reported by Galileo within a twenty-four-hour period), ITA fails to respond and apply resources to emergency problems (as defined in the SLA), and ITA’s failure has an adverse affect on Galileo. In no event will ITA be deemed to have failed to respond and apply resources to an emergency problem if, notwithstanding the response time or amount of resources applied, ITA shall have resolved the problem within the target resolution time set forth in the SLA.

For the purposes of clause (iv) of this Section 7(c), the Licensed Software shall be considered to have “substantially ceased to operate” if (A) the Licensed Software has failed of its fundamental commercial purpose, (B) such failure is due to a software (and not an operational or data) problem, (C) ITA shall have been unable, despite having exercised the efforts required by Section 5.2 of the SLA, to resolve the problem, and (D) such failure continues for a period of 15 days.

In the event of any dispute related to the circumstances justifying either party’s right to terminate, no termination shall be effective until the dispute resolution procedures set forth in Section 15 have been completed.

(d)           Termination for Cause by ITA. This Agreement and the license granted hereunder may be terminated by ITA for cause immediately by written notice in the event (i) Galileo breaches the confidentiality obligations set forth in Section 12 so as to cause material damage to ITA and such breach cannot be cured or is not cured within 30 days after such breach; (ii) Galileo breaches the payment obligations set forth in Section 6 or in the SLA, the license restrictions set forth in Section 2, or the provisions relating to source code restrictions and confidentiality set forth in Section 12(c) and (d), and in any such case such breach (irrespective of damage to ITA) is not cured within thirty (30) days (sixty (60) days in the case of a payment default, provided that Galileo will make commercially reasonable efforts to pay invoices in a timely fashion), after receipt of written notice thereof from ITA; or (iii) an Insolvency Event occurs with respect to Galileo.

(e)           Termination Due to Assignment or Change of Control. A party may terminate this Agreement in the event the other party either assigns this Agreement to a third party or Control of the other party is transferred to a third party and such party reasonably believes that the third party would be unable to perform the other party’s obligations under the Agreement. In addition, Galileo may terminate this Agreement in the event ITA either assigns this Agreement to a third party or Control of ITA is transferred to a third party and that third party or any of its Affiliates owns or operates any of the reservations systems or web sites listed in, or is one of the entities listed in, listed in, Exhibit F (or a successor or assign or any such entity). In the case of any termination pursuant to this Section 7(e), a party shall have 20 days from the date of its receipt of notice of such assignment or change of Control to exercise its right to terminate pursuant to this subsection by giving notice thereof to the other party. In the event of termination by Galileo pursuant to the second sentence of this subsection, Galileo shall pay to ITA, upon the effective date of termination, a termination fee equal to the product of (x) (***); and (y) (***).

(f)            Termination of SOWs. Either party may terminate an SOW in the event the other party materially breaches any provision thereof and fails to cure such breach within thirty (30) days after receipt of written notice thereof from the non-breaching party.

(g)           Duties on Termination. Upon termination of this Agreement for any reason, Galileo shall, subject to the following, immediately cease use of the Licensed Software, and all licenses granted hereunder shall immediately cease and terminate. Notwithstanding the foregoing, upon termination of this Agreement for any reason other than Galileo’s breach, ITA shall provide to Galileo, upon Galileo’s request, at ITA’s then-standard rates and upon Galileo’s continued payment of the Online License Fee and, if applicable, the (***), pursuant to Section 6(a), reasonable termination assistance, including the right to continue to use the Licensed Software as set forth herein, for a period of up to six (6) months following the effective date of termination. Such termination assistance shall include, without limitation, cooperating with third parties for the orderly transition to a new system in order to minimize any disruption in the services provided by Galileo to Online Users and, in the event Galileo has begun the (***). Termination assistance will also be available in the event of termination by ITA of this Agreement pursuant to Section 7(d), except that ITA will not be obligated to render any such termination assistance unless and until (i) Galileo has cured, to ITA’s reasonable satisfaction, any breaches that led to such termination and (ii) Galileo pays any applicable license or other fees to ITA in advance, or otherwise provides reasonable assurances to ITA that it will receive payment as required hereunder.

(h)           Survival. The parties’ rights and obligations under the following sections shall survive the termination or expiration of this Agreement:  5, 7, 9, 10, 12, 13, 15 and 16.

8.             REPRESENTATIONS AND WARRANTIES

(a)           By Galileo. Galileo represents and warrants to ITA that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder and that Galileo’s compliance with the terms and conditions of this Agreement will not violate any federal, state or local laws, regulations or ordinances or conflict with any third party agreements.

(b)           By ITA. ITA represents, warrants and covenants to Galileo as follows:

(i)    Authority:  That: (1) ITA has the full right, power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Galileo in this Agreement; and (2) ITA’s compliance with the terms and conditions of this Agreement shall not violate any federal, state or local laws, regulations or ordinances or conflict with any third party agreements.

(ii)   Quality:  That ITA shall perform all services in a good, workmanlike and professional manner using people fully familiar with the Licensed Software and the underlying technology.

(iii)  Infringement:  That the Licensed Software does not and shall not infringe any third party’s patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of a third party. In the event that any such infringement claim or suit is brought or threatened, ITA shall, at its expense, (1) procure for Galileo the right to continue using the Licensed Software; (2) replace or modify the Licensed Software so that it becomes non-infringing but remains substantially equivalent in functionality and performance; or (3) in the event (1) and (2) are not commercially practicable, terminate this Agreement and the license granted hereunder and refund to Galileo all unearned license fees then paid by Galileo and any fees for maintenance services not yet performed as set forth in the SLA. Other than ITA’s obligation to indemnify Galileo pursuant to Section 9, the provisions of the preceding sentence shall be Galileo’s sole remedy in the case of a claim of infringement.

(iv)  Century Compliance:  That the century change is, and shall be, supported in the Licensed Software’s logic and data, and that the Licensed Software shall support the use, entry or creation of dates prior to, on, after or spanning January 1, 2000, so that when such a date is either processed (including by way of calculation, comparison, sequencing, display, storage or otherwise), entered into, or is intended to be generated as a result of the operation of the Licensed Software, the Licensed Software shall not (1) fail or produce incorrect date results, or (2) cause any other programs, hardware or system to fail or to generate errors.

(v)   Unauthorized Code:  That the Licensed Software shall be free, at the time of receipt by Galileo, of (1) any automatic restraints, computer viruses, software locks, time bombs or other such code that hinders Galileo’s freedom fully to exercise its license rights under this Agreement; (2) harmful programs or data incorporated into the Licensed Software which destroy, erase, damage or otherwise disrupt the normal (i.e., in accordance with the provisions of this Agreement) operation of the Licensed Software or other programs, hardware or systems utilized by Galileo or allow for unauthorized access to the Licensed Software or other programs, hardware or systems utilized by Galileo; or (3) any mechanism, such as password checking, CPU serial number checking or time dependency, that hinders Galileo’s freedom to fully exercise its license rights under this Agreement. The foregoing provisions of this paragraph (v) shall not be deemed violated by license files that disable functions in the Licensed Software which are not included in the license grant to Galileo hereunder.

(vi)  Pass-Through:  ITA hereby assigns, and shall assign, to Galileo all warranties, representations and indemnities granted to ITA by third parties in the Licensed Software or any components thereof, and all remedies for breach of such warranties, representations and indemnities.

(vii) As Documented:  The Licensed Software will in all material aspects conform to and operate in accordance with the Documentation. Upon receipt from Galileo of notice of a breach of this warranty, ITA will attempt to correct the breach in accordance with the provisions of the SLA;

(viii)                No Litigation:  ITA is not a party to any litigation, arbitration, or other proceeding regarding the Licensed Software.

(c)           Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 8, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.             INDEMNIFICATION

(a)  By ITA. ITA shall, at its own expense, defend, indemnify and hold harmless Galileo, its Affiliates, and their respective directors, officers, employees, successors and permitted assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising out of any claim, demand, suit or cause of action (hereinafter a “Claim”) brought by a third party relating to or resulting from (i) any act or omission of ITA or its employees, agents or contractors, (ii) any breach of the representation and warranty made in Section 8(b)(i) by ITA; or (iii) the actual or alleged infringement by the Licensed Software of a third party’s patent, copyright, trademark, service mark, trade secret or other proprietary rights.

(b)           By Galileo. Galileo shall, at its own expense, defend, indemnify and hold harmless ITA, its Affiliates, and their respective directors, officers, employees, successors and permitted assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising out of any Claim brought by a third party relating to or resulting from (i) any act or omission of Galileo or its employees, agents or contractors, or (ii) any breach of the representation and warranty made in Section 8(a) by Galileo.

(c)           Indemnification Procedures. If any party entitled to indemnification under this section (an “Indemnified Party”) makes an indemnification request to the other, the Indemnified Party shall permit the other party (the “Indemnifying Party”) to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party, enter into any settlement or agree to any disposition that imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the reimbursement obligations of the Indemnifying Party. The Indemnified Party shall notify the Indemnifying Party promptly of any claim for which the Indemnifying Party is responsible and shall reasonably cooperate with the Indemnifying Party to facilitate the defense of any such claim. An Indemnified Party shall at all times have the option to participate in any Claim through counsel of its own selection and at its own expense.

10.          LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER PARTY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE SLA IN THE AGGREGATE EXCEED (***)

WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THE LIMITATIONS CONTAINED IN THIS SECTION SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9, A BREACH BY EITHER PARTY OF SECTION 12 (CONFIDENTIALITY), A BREACH BY GALILEO OF SECTION 6 (FEES AND EXPENSES) OR SECTION 11 (d) (CONFIDENTIALITY OF SOURCE CODE) OR THE WILLFUL OR RECKLESS ACTS OF EITHER PARTY.

11.          SOURCE CODE ESCROW

(a)           Escrow. Within thirty (30) days after the execution of this Agreement, ITA shall place a current, complete, and accurate copy of all source code for the Licensed Software in escrow with a nationally recognized escrow agent for the benefit of Galileo. The materials placed in escrow shall include a computer readable copy of the source code for each of the programs comprising the Licensed Software, as well as complete program maintenance documentation, including all technical manuals and release notes. Thereafter, ITA shall deliver to the escrow agent at the time of each new version of the Licensed Software all source code for each update, bug fix, Upgrade Releases, Enhancement, Customization, release or version of the Licensed Software, and no less often than on the anniversary of the date of this Agreement, ITA shall deliver to the escrow agent a fully updated copy of all source code for the Licensed Software. Such additional source code deposits together with the original source code deposit and any other materials placed in escrow pursuant to this Agreement shall be referred to herein as the “Deposited Materials.”  Galileo shall bear the costs charged by the escrow agent for such source code escrow.

(b)           Release. The escrow agreement shall provide for release of the Deposited Materials to Galileo upon the occurrence of any of the following: (i) an Insolvency Event occurs with respect to ITA; (ii) ITA notifies Galileo of its intent to cease to provide maintenance and support services for a material portion of the Licensed Software, or ITA fails, for a period of thirty days after notice, to make available to Galileo Upgrade Releases which are generally made available to other ITA licensees, or ITA fails, for a period of thirty days after notice, to provide Maintenance Services to Galileo in compliance with Section 2.1(i) of the SLA; (iii) ITA fails to provide resources to perform customization of the Licensed Software requested by Galileo pursuant to Section 3(a) (but only to the extent and under the conditions set forth in Section 3(a)), and such failure continues for 60 days after written notice by Galileo; (iv) ITA is prevented by an event of Force Majeure (as defined in Section 7.4 of the SLA) from performing Maintenance Services for a period of 90 consecutive days; or (v) that part of ITA’s (or its successors’ or assigns’) business that operates and/or maintains the Deposited Materials ceases to be conducted in the ordinary course. If the event which allows Galileo to obtain the Deposited Materials from escrow also constitutes a breach which would entitle Galileo to terminate this Agreement pursuant to Section 7(c), then Galileo’s election to obtain the Deposited Materials from escrow will operate as a complete waiver of Galileo’s right to terminate as a result of such breach.

(c)           Impact on Fees/Charges. In the event the Deposited Materials are released to Galileo, then Galileo will be obligated to continue paying the Online License Fee and, if applicable, the (***) under Sections 6(a) and 6(b), respectively, for as long as this Agreement remains in effect; provided, however, that in the event that the Deposited Materials are released as a result of the occurrence of one of the events set forth in Section 7(b)(ii) or Section 7(b)(v), then ITA will be relieved of the obligation to perform Maintenance Services under the SLA and the License Fee shall be reduced by an amount equal to the lesser of: (i) the actual, direct costs incurred by Galileo to perform the Maintenance Services itself; and (ii) (***).

(e) Return of Deposited Materials. In the event this Agreement terminates after Galileo has received source code from escrow, then upon such termination, in addition to the provisions of Section 7(g), Galileo will either return to the escrow agent all copies of the source code (other than source code written by Galileo as contemplated by Section 11(f)) or will certify to ITA that all copies of the source code (other than source code written by Galileo as contemplated by Section 11(f)) have been destroyed.

(f)            Restrictions. In the event the Deposited Materials are released to Galileo, Galileo shall have the right to use the Deposited Materials only for the following purposes: (i) to continue operating the software in accordance with the license granted hereunder; (ii) to correct bugs, errors, defects or malfunctions in the Licensed Software; (iii) to modify the Licensed Software to comply with regulatory requirements or industry standards; and (iv) to perform the maintenance and support services that ITA was to perform under this Agreement and the SLA, including without limitation the development of Upgrade Releases, Enhancements, and Customizations; provided, however, that any modification by Galileo of the Licensed Software shall excuse ITA from any further performance of its maintenance and support obligations with respect to such portions of the Licensed Software that were modified by Galileo. Unless otherwise provided in this Agreement, the scope of and restrictions on the licenses granted hereunder, and the intellectual property rights of the parties, shall continue to be as set forth in Section 2 and 5, provided that Galileo shall own all source code and object code developed by or for Galileo after the release of the Deposited Materials to Galileo. In addition, the following provisions will apply in the event source code is released to Galileo:

(i)    Galileo may make copies of the Licensed Software for staging, back-up, disaster recovery, testing or archival purposes, and as necessary to utilize the Licensed Software in its business.

(ii)   Galileo shall be permitted to use (including via a network) the Licensed Software on a worldwide basis and on an unlimited number of machines without restriction as to the number of users, but only subject to the restrictions and limitations contained herein.

The foregoing restrictions are in addition to any restrictions imposed on Confidential Information pursuant to Section 12.

(g)           Confidentiality. The escrow agreement (or a separate agreement entered into among the escrow agent, ITA and Galileo) shall also include reasonable provisions for maintenance by Galileo of the confidentiality of the Deposited Materials in the event the Deposited Materials are released to Galileo, including but not limited to requirements that (i) access to the source code and documentation related to such source code (“Access”) be limited only to those employees or third party contractors or outsourcers of Galileo engaged in operating, maintaining, supporting and updating the Licensed Software; (ii) Galileo shall maintain a list of all such individuals to whom Galileo has granted Access and shall provide a copy of such list to ITA upon ITA’s request; (iii) all such individuals shall, as a condition of and prior to being granted such Access, execute a non-disclosure agreement containing provisions at least as restrictive as those set forth in Section 12, and Galileo shall maintain such agreements available for inspection and copying by ITA upon reasonable request; and (iv) the Deposited Materials shall be stored in a secure manner.

12.          CONFIDENTIAL INFORMATION

(a)           Confidential Information. Each party has disclosed (prior to the commencement of this Agreement) and may disclose Confidential Information (as defined below) to the other party that the other party shall maintain in confidence in accordance with the provisions of this Section 12. As used herein, each party which discloses such information is referred to as a “Disclosing Party” and each party which receives such information is referred to as a “Receiving Party.”  “Confidential Information” means Disclosing Party’s confidential and proprietary inventions, products, designs and ideas, including computer software, functionality, concepts, processes, internal structure, external elements, user interfaces, technology and documentation, as well as confidential and proprietary information relating to Disclosing Party’s operations, plans, opportunities, finances, research, technology, developments, know-how, personnel, and any third party confidential information disclosed to Receiving Party. Without limiting the foregoing definition, the Licensed Software and the Documentation (except Documentation reasonably expected to be provided to Online Users regarding the use of the Licensed Software) are “Confidential Information” of ITA. In addition, information about private fares that Galileo makes available to certain customers is “Confidential Information” of Galileo that may not be disclosed to any other parties. The terms and conditions of this Agreement are also “Confidential Information.”  However, “Confidential Information” shall not include information (a) already lawfully known to Receiving Party if the Receiving Party does not then have a duty to maintain its confidentiality, (b) developed independently by the Receiving Party, (c) generally known to the public through no fault of the Receiving Party; (d) lawfully obtained from a third party not obligated to preserve its confidentiality; (e) required to be disclosed by law, regulation or order of a court of competent jurisdiction or other governmental authority (except that prior to any such disclosure the Receiving Party shall give the Disclosing Party notice thereof and afford the Disclosing Party the opportunity to oppose any such disclosure).

(b)           Non-Disclosure. Receiving Party acknowledges that Confidential Information is confidential, proprietary and/or trade secret information of the Disclosing Party. Receiving Party shall not use the Confidential Information for any purpose other than in accordance with this Agreement, and shall not disclose Confidential Information to anyone other than its employees and contractors who legitimately need access to it and who have signed confidentiality agreements comparable in scope to this Section 12. Receiving Party shall notify each of its employees and contractors who are given access to Confidential Information that they have an obligation not to disclose Confidential Information and shall take such steps as are reasonably necessary to insure compliance with this obligation. Receiving Party shall safeguard Confidential Information with reasonable security means at least equivalent to measures that it uses to safeguard its own proprietary information. Receiving Party shall store Confidential Information in a safe and secure location. Receiving Party may not remove copyright, trademark, trade secret, confidentiality, and patent notices from Confidential Information.

(c)           Breach of Confidentiality Obligations. Receiving Party hereby acknowledges that unauthorized disclosure or use of Confidential Information shall cause immediate and irreparable harm to Disclosing Party for which it would not have an adequate remedy at law. Accordingly, Disclosing Party shall have the right to seek and obtain preliminary and final injunctive relief to enforce this Agreement in case of any actual or threatened breach, in addition to other rights and remedies that may be available to Disclosing Party.

13.          RELATIONSHIP OF THE PARTIES

The parties shall be treated for all purposes as independent contractors, and no provision of this Agreement shall be construed to constitute or create a partnership, joint venture, agency or formal business organization of any kind.

14.          PUBLICITY

(a)  At no time shall either party release a press release that mentions the other party unless the other party has consented in writing in advance to such press release; provided, however, that upon the execution hereof the parties will jointly release the press release contained in Exhibit C; and provided further that either party may state that Galileo has Licensed Software from ITA.

(b)  For so long as the Licensed Software is used by Online Users, Galileo will require, as a condition of providing a web site with use of the Licensed Software, that each query input screen on any such web site using the Licensed Software, as well as each screen displaying search results, will contain ITA’s logo with the words “powered by ITA Software”, or such other language as Galileo, subject to ITA’s consent, may determine. Such logo and language will appear in a location on each such web site and in the size mutually agreed. The placement and size of such attribution for the TRIP and CheapTickets web sites will be as shown in the screen shots attached hereto as Exhibit D. Galileo’s marketing and publicity materials as well as User Documentation such as manuals, when discussing the Licensed Software, will mention ITA as the creator thereof.

15.          DISPUTE RESOLUTION

The parties shall first attempt in good faith to resolve any dispute arising out of or relating to this Agreement by negotiation, then arbitration, in accordance with the dispute resolution procedures as set forth in Exhibit E.

16.          MISCELLANEOUS

(a)           Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof.

(b)           Entire Agreement. This Agreement together with the SLA, the source code escrow documentation, and any SoW represents the entire agreement of the parties with respect to the subject matter hereof and cancels and supersedes any previous understanding, commitments, or agreement, oral or written, between Galileo and ITA, other than confidential disclosure agreements.

(c)           Waiver. No failure by either party to insist upon the strict performance of any covenant, term or condition of this Agreement, or to exercise any right or remedy, shall constitute a waiver of such right or remedy on any subsequent occasion.

(d)           Governing Law. The validity, construction, scope and performance of this Agreement shall be governed by the laws of the State of New York, exclusive of its choice of law provisions.

(e)           Amendment. This Agreement may not be amended except in writing executed by duly authorized representatives of both ITA and Galileo.

(f)            Notices. Any notices hereunder shall be given by certified mail (return receipt requested) or overnight mail to the parties at their addresses set forth above, or to such other address as either party may have notified the other. Notices given by certified mail shall be deemed given three business days after the day mailed; notices given by overnight mail shall be deemed given one business day after the day mailed.

(g)           Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that, subject to the other party’s right of termination set forth in Section 7(e), a party may assign this Agreement in connection with a merger or consolidation, or a sale of substantially all of its business or assets. Subject to the foregoing, this Agreement shall be binding on the parties and their respective successors and permitted assigns, and such permitted assigns shall expressly agree to be bound by all the terms and conditions herein and in the SLA. No partial assignment of the rights or obligations granted hereunder and under the SLA shall be permitted.

(f)            Counterparts. This Agreement may be signed in one or more counterpart copies, all of which together shall constitute one Agreement and each of which shall constitute an original.

(g)           Further Assurances. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

(h)           Cumulative Remedies. Except as expressly provided otherwise in this Agreement, in addition to any remedies provided in this Agreement, the Parties shall have all remedies provided at law or in equity. The rights and remedies provided in this Agreement or otherwise under law or in equity shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Agreement.

(i)            Compliance with Laws. Each party shall comply in all material respects with all foreign and domestic laws, statutes, ordinances, rules, regulations, and orders applicable and material to the performance of its obligations under this Agreement. Each party shall promptly notify the other party in writing if a charge of noncompliance with any foreign, federal, state or local law (including statutes, rules, or regulations) that is related to, or might affect its performance under, the Agreement is filed against such party.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

GALILEO INTERNATIONAL, L.L.C.

By:	/s/ KENNETH ESTEROW

Name:	Kenneth Esterow

Title:

ITA SOFTWARE, INC.

By:	/s/ JEREMY WERTHEIMER
Jeremy Wertheimer, President